UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2010

DELCATH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

810 Seventh Avenue, Suite 3505, New York, New York, 10019
(Address of principal executive offices, including zip code)

(212) 489-2100
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Delcath Systems, Inc. (the “Company”) has announced the resignation of Richard L. Taney as a member of the Company’s Board of Directors, effective July 12, 2010.  Mr. Taney will assume a consulting role to the Company’s management and Board of Directors.  The Company has also announced that the Board of Directors appointed, effective July 12, 2010 (the “Effective Date”), Douglas G. Watson as a Class II Director of the Company to fill the vacancy created by Mr. Taney’s resignation.  Mr. Watson’s Class II term will expire at the Company’s annual meeting of stockholders in 2011.  At the present time, Mr. Watson has not been assigned to any committees of the Company’s Board of Directors.  Mr. Watson will receive standard director fees and benefits, including an initial grant of stock options under the Company’s 2009 Stock Incentive Plan  (the “Plan”) to purchase 50,000 shares of the Company’s common stock, vesting in three installments over three years, at an exercise price per share equal to the Fair Market Value thereof on the Effective Date determined in accordance with the Plan.

On July 14, 2010, the Company issued a press release announcing the foregoing matters, a copy of which is filed as Exhibit 99.1 to this Form 8-K

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Delcath Systems, Inc., dated July 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: July 14, 2010	By:	/s/ Peter J. Graham
	Name:	Peter J. Graham
	Title:	Executive Vice President &
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Delcath Systems, Inc., dated July 14, 2010